UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2007

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 435-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 8, 2007, the Compensation Committee of the Board of Directors of Nanometrics Incorporated, a Delaware corporation (the “Company”), approved the issuance of nonqualified options to purchase up to an aggregate of 160,000 shares of the Company’s common stock under the 2005 Equity Incentive Plan. Under the program, option awards were made to Quentin B. Wright, the Company’s Interim Chief Financial Officer, Bruce A. Crawford, the Company’s Chief Operating Officer, and other senior-level employees. Messrs. Wright and Crawford were each granted options to purchase up to 25,000 shares. The awards have an exercise price of $6.25, which represents the closing price of the Company’s common stock on the date of grant, June 8, 2007.

The options vest in accordance with the following schedule: 25% of the shares subject to the option shall begin vesting in accordance with the two-year time-based vesting described below upon the attainment of one of the four performance milestones. For each performance milestone that is not attained, 25% of the shares subject to the option shall not vest and shall be forfeited immediately upon the determination that the performance milestone has not been attained. For example, if the first and third performance milestones are attained but the second and fourth are not, then a maximum of 50% of the shares subject to the option will be eligible to vest in accordance with the two-year time-based vesting schedule described below and the remainder shall not vest and shall be forfeited.

The first performance milestone shall mean the determination by the Company’s Chief Financial Officer that the Company has attained quarterly operating profitability during the second fiscal quarter of 2007.

The second performance milestone shall mean the determination by the Company’s Chief Financial Officer that the Company has attained quarterly operating profitability during the third fiscal quarter of 2007.

The third performance milestone shall mean the determination by the Company’s Chief Financial Officer that the Company has attained quarterly operating profitability during the fourth fiscal quarter of 2007.

The fourth performance milestone shall mean the determination by the Company’s Chief Financial Officer that the Company has attained quarterly operating profitability in each of the second, third and fourth fiscal quarters of 2007.

Upon attainment of a performance milestone, 25% of the shares subject to the option shall begin to vest ratably monthly over a two-year period beginning on the date of the determination by the Company’s Chief Financial Officer that the performance milestone was attained and subject, in each case, to the optionee’s continued employment with the Company on the relevant vesting date.

For the avoidance of doubt, all shares subject to the option shall be fully vested on the second anniversary of the attainment of the last performance milestones (assuming that all performance milestones have been attained); provided, however, that for each performance milestone that is not attained, 25% of shares subject to the option will not vest and shall be forfeited immediately upon the determination that the performance milestone has not been attained.

The options terminate on June 8, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2007	NANOMETRICS INCORPORATED

/s/ Quentin B. Wright
Quentin B. Wright Interim Chief Financial Officer